SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2008

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware

06-1528493

(State or other Jurisdiction

0-25581

		(IRS Employer
of Incorporation)	(Commission File Number)	Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut		06854
(Address of principal office)		(zip code)

Registrant’s telephone number, including area code

(203) 299-8000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2008, the Board of Directors of priceline.com Incorporated (the “Company”) authorized a grant of 863 restricted stock units to each non-employee director, which grants were made on March 5, 2008.  One-quarter of the units will vest on each of the first four anniversaries of the date of grant, subject to accelerated vesting in connection with, among other things, a change of control or certain departures from the Board of Directors.  The Chairperson of the Board of Directors will receive a supplemental grant of 863 restricted stock units in connection with his service as Chairperson.  Directors could elect to defer receipt of vested shares until March 5, 2012 or ninety (90) days after their departure from the Board of Directors.  In addition, the annual retainer paid to the Chairperson of the Audit Committee of the Board of Directors was increased to $20,000 per year, effective January 1, 2008.

In addition, on March 5, 2008, the Company granted certain of its employees, including the executive officers set forth below, performance share units under the priceline.com 1999 Omnibus Plan, as amended, a stockholder approved plan (the “Plan”), in the amounts set forth across their names:

Jeffery H. Boyd, President and Chief Executive Officer	18,038
Robert J. Mylod, Jr., Chief Financial Officer	12,548
Christopher L. Soder, President, North American Travel	5,098
Stef Norden, President and Chief Executive Officer of priceline.com International Limited	6,108
Peter J. Millones, Executive Vice President, General Counsel	5,098

The performance share units are payable in shares of the Company’s common stock. The performance share units granted to Messrs. Boyd, Mylod and Millones will vest upon the attainment of certain performance targets by the Company’s consolidated operations during the period commencing on January 1, 2008 and ending on December 31, 2010 (the “Performance Period”).  The performance share units granted to Mr. Soder will vest upon the attainment of certain performance targets by the Company’s unconsolidated domestic operations during the Performance Period.  The performance share units granted to Mr. Norden will vest upon the attainment of certain performance targets by the following of the Company’s subsidiaries during the Performance Period:  Agoda Company Ltd., Agoda Company Pte. Ltd. and Agoda Services Co. Ltd.

Subject to certain exceptions for terminations related to a change in control and terminations other than for “cause,” for “good reason” or on account of death or disability, the executive officers must continue their service through March 1, 2011 in order to receive any shares of the Company’s common stock.  This summary of the terms of the grants is qualified in its entirety by the forms of performance share unit agreement attached hereto as Exhibits 10.1, 10.2 and 10.3, each of which is hereby incorporated herein by reference.

 Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 10.1+	Form of 2007 Performance Share Unit Agreement for awards under the 1999 Omnibus Plan, as amended, based on the performance of the Company’s consolidated operations.

Exhibit 10.2+	Form of 2007 Performance Share Unit Agreement for awards under the 1999 Omnibus Plan, as amended, based on the performance of the Company’s domestic operations on an unconsolidated basis.

Exhibit 10.3+	Form of 2007 Performance Share Unit Agreement for awards under the 1999 Omnibus Plan, as amended, based on the performance of Agoda Company Ltd., Agoda Company Pte. Ltd. and Agoda Services Co. Ltd.

+ Portions of this document have been omitted pursuant to a confidential treatment request.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
Jeffery H. Boyd
President and Chief Executive Officer

Dated:  March 11, 2008

Exhibits.

Exhibit 10.1+        Form of 2007 Performance Share Unit Agreement for awards under the 1999 Omnibus Plan, as amended, based on the performance of the Company’s consolidated operations.

Exhibit 10.2+        Form of 2007 Performance Share Unit Agreement for awards under the 1999 Omnibus Plan, as amended, based on the performance of the Company’s domestic operations on an unconsolidated basis.

Exhibit 10.3+        Form of 2007 Performance Share Unit Agreement for awards under the 1999 Omnibus Plan, as amended, based on the performance of Agoda Company Ltd., Agoda Company Pte. Ltd. and Agoda Services Co. Ltd.

+ Portions of this document have been omitted pursuant to a confidential treatment request.